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                                                              EXHIBIT 23.3


                                                 [Logo of Arthur Andersen]


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                          /s/ Arthur Andersen LLP

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Atlanta, Georgia


June 29, 2001